EXHIBIT 10.1

SECOND AMENDMENT TO SENIOR SECURED CONVERTIBLE

NOTE PURCHASE AGREEMENT AND SENIOR SECURED CONVERTIBLE NOTE

This Second Amendment to Senior Secured Convertible Note Purchase Agreement and Senior Secured Convertible Note is made this 29th day of June, 2017 (the “Second Amendment”), by and among BioCorRx Inc., a Nevada corporation (the “Company”), and BICX Holding Company LLC (the “Purchaser”), the parties to that certain Senior Secured Convertible Note Purchase Agreement, dated June 10, 2016, as first amended on March 3, 2017 (collectively, the “Initial Agreement”).

WHEREAS, on June 14, 2016, the Company and the Purchaser closed a financing which consisted of the issuance of a note of $2,500,000 to the Purchaser in exchange for an investment of the same amount;

WHEREAS, on March 3, 2017, the Company and the Purchaser closed a financing which consisted of: (i) the Purchaser returning the note of $2,500,000 to the Company; and (ii) the Company issuing a new note for a total of $4,160,000 (the “March 2017 Note”) to the Purchaser in exchange for a new investment by the Purchaser of another $1,660,000 in the Company;

WHEREAS, the Company is planning to conduct an underwritten offering of shares of its common stock and to apply to have its shares of common stock listed on a national securities exchange;

WHEREAS, the Purchaser will receive substantial benefit from the Company completing an underwritten offering of shares of the Company’s common stock and the Company being approved to list its shares of common stock on a national securities exchange; and

WHEREAS, the Purchase is willing to waive certain rights it has under the Initial Agreement and the March 2017 Note.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1. All capitalized terms used, and not otherwise defined, herein, shall have the meanings ascribed to them in the Initial Agreement.

2. The Company and the Purchaser agree that Section 3.14 of the Initial Agreement is hereby amended in its entirety to read as follows:

Section 3.14 Subsequent Financings. Without written consent of the Purchaser, the Company shall not engage in any Subsequent Equity Financing at a price lower than $0.0187 per share with the exception of a Permitted Financing. A “Permitted Financing” shall mean: (i) securities issued pursuant to a bona fide acquisition of another business entity or business segment of any such entity by the Company pursuant to a merger, purchase of substantially all the assets or any type of reorganization (each an “Acquisition”) provided that (A) the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of such entity and (B) such Acquisition is approved by the Company's Board of Directors and provided further that such securities are not issued for the purpose of raising capital and in which holders of such securities or debt are not at any time granted registration rights; (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement (so long as the terms governing the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Purchaser); (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the primary purpose of raising capital; (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock, in each case, at no less than the then-applicable fair market value, pursuant to equity incentive plans that are adopted by the Company's Board of Directors (including, without limitation, the BioCorRx Inc. 2016 Equity Incentive Plan) within thirty (30) days attached hereto; (v) securities issued to any placement agent and its respective designees for the transactions contemplated by this Agreement; (vi) securities issued at no less than the then-applicable fair market value to advisors or consultants (including, without limitation, financial advisors and investor relations firms) in connection with any engagement letter or consulting agreement, provided that any such issuance is approved by the Company's Board of Directors; (vii) securities issued to financial institutions or lessors in connection with reasonable commercial credit arrangements, equipment financings or similar transactions, provided that any such issuance is approved by the Company's Board of Directors; (viii) securities issued to vendors or customers or to other persons in similar commercial situations as the Company, provided that any such issuance is approved by the Company's Board of Directors; (ix) securities issued in connection with any recapitalization of the Company; or (x) securities issued pursuant to an underwritten public offering of the Common Stock. Notwithstanding anything contained herein to the contrary, although the Company shall be entitled to complete a Permitted Financing, all Permitted Financings shall rank junior to the Note. For purposes of this Agreement, “Subsequent Equity Financing” shall include convertible debt, warrants, options and other equity equivalents and the per share price for purposes of this Agreement shall be the conversion or exercise price of such equity equivalent.

3. The Company and the Purchaser agree that Section 4(d)(iii) of the March 2017 Note is hereby amended in its entirety read as follows:

(iii) Subsequent Equity Sales. Without written consent of the Holder, the Company shall not engage in any Subsequent Equity Financing at a price lower than $0.0187 per share with the exception of a “Permitted Financing” (as such term is defined in Section 3.14 of the Note Purchase Agreement). For purposes of this Note, “Subsequent Equity Financing” shall include convertible debt, warrants, options and other equity equivalents and the per share price for purposes of this Note shall be the conversion or exercise price of such equity equivalent.

4. All other terms of the Initial Agreement and the March 2017 Note shall remain unamended and in full force and effect.

5. This Second Amendment constitutes the entire agreement among the parties, and supersedes all prior and contemporaneous agreements and understandings of the parties, in connection with the subject matter of this Second Amendment. No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

6. This Second Amendment may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Second Amendment may also be executed by either party hereto by facsimile signature, which shall be deemed to be an original signature of such party hereon.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Second Amendment as of the date first written above.

“COMPANY”		“PURCHASER”

BIOCORRX INC.		BICX HOLDING COMPANY LLC
a Nevada corporation

By:		By:
	Lourdes Felix	Travis Mullen
Its:	Chief Financial Officer	Its:

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